Notice to Directors and Executive Officers of AGL Resources Inc. (“AGL” or “we”)
Concerning Limitations on Trading in AGL Resources Inc. Equity Securities

This notice is to inform you of significant restrictions on your ability to deal in AGL common stock and derivative securities, such as stock options, during an upcoming special “blackout period.”  These restrictions are imposed on all directors and executive officers of AGL by the Sarbanes-Oxley Act of 2002 and U.S. Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction).  As more fully described below, during this blackout period, you will be prohibited from engaging in transactions involving AGL equity securities (including shares of AGL common stock, stock options and other derivatives) that you acquired in connection with your service as a director or an executive officer.

1.
Effective on or around June 28, 2013, the Nicor Companies Savings Investment Plan (“SIP”) will be merged (resulting in the “Merger”) into the AGL Resources Inc. Retirement Savings Plus Plan (the “RSPP”).  In addition, the trustee and recordkeeper of the Nicor Gas Thrift Plan (the “Thrift” and, together with the SIP, the “Nicor 401(k) Plans”) will be changed at the same time.  While the respective trustees and recordkeepers of the SIP, the RSPP and the Thrift are taking the steps necessary to process and implement these changes, plan participants in the Nicor 401(k) Plans will be unable to direct or diversify investments in their plan accounts, or request a loan, distribution or hardship withdrawal.  Since these restrictions will affect transactions in or out of the AGL common stock fund in each plan, which invests primarily in common stock of AGL Resources Inc., the restrictions will create a “blackout period” for the SIP and the Thrift (the “401(k) Plan blackout period”).

2.
The 401(k) Plan blackout period is scheduled to last for more than three business days, and the number of participants in the Nicor 401(k) Plans constitutes more than 50% of the total number of participants in similar plans sponsored by AGL and its affiliates.  As a result, we are required pursuant to Reg. BTR to impose a corresponding blackout period on all of our directors and executive officers with respect to equity securities acquired in connection with their service to AGL.

3.	The 401(k) Plan blackout period is expected to begin at 4 p.m. Eastern time, on June 21, 2013, and end on July 11, 2013. We will notify you of any changes to the time frame of the blackout period.

4.
Generally, during the 401(k) Plan blackout period, you will be prohibited from directly or indirectly purchasing, selling or otherwise transferring any AGL equity security that you acquired in connection with your service as a director or an executive officer.  “Equity securities” are defined broadly to include stock, stock options and other derivatives.  Covered transactions are not limited to those involving your direct ownership, but also include any transaction in which you have a direct or indirect pecuniary interest.  For example, you may be deemed to have an interest in transactions in AGL equity securities held by your family members, if such securities were originally acquired in connection with your service or employment as an AGL executive officer or director.

5.
Securities acquired “in connection with service as a director or employment as an executive officer” include, among other things, securities acquired by you under a compensatory plan or contract (such as under a stock option or deferred compensation plan), in transactions between you and AGL, and as shares necessary for you to qualify as a director or to satisfy minimum ownership requirements or guidelines.  Securities acquired outside of your service as a director or executive officer are not subject to this prohibition.

6.	If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction and may be subject to civil and criminal penalties.

The rules summarized above are complex, and the civil and criminal penalties that could be imposed upon directors and executive officers who violate them could be severe. Please contact Paul Shlanta at (404) 584-4000 before engaging in any transaction involving AGL securities during the 401(k) Plan blackout period, or if you believe that any such transaction in which you have a pecuniary interest may occur during the 401(k) Plan blackout period.  If you have any questions about the blackout period, please contact:

Paul Shlanta
AGL Resources Inc.
Ten Peachtree Place, NE
Atlanta, GA  30309
(404) 584-4000